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Excerpts of Nuance + Microsoft Company All Hands Call – April 12, 2021 – 12:00 Noon ET

Posted to Nuance’s Intranet on April 13, 2021

MARK BENJAMIN:

So, as you saw in my email, we announced this morning that we were going to join forces with Microsoft in an acquisition, and we thought this was an opportunity, Satya and I had to really talk about this incredible opportunity for both companies. Let me take a moment just to introduce you to Satya. He really needs no introduction, but I’ll do this one time, I wanted to do it. I think probably going forward… but let me introduce Microsoft CEO, Satya Nadella.

So, Satya, very warm welcome to you and thank you for joining us.

SATYA NADELLA: Thank you so much, Mark. It’s really a pleasure to be with you all, and I’m so thrilled about this announcement and what we can do together, but I first wanted to start by saying a BIG BIG THANK YOU to all of you, because I know this as being one of the most unprecedented years for us as a global society, and I know in the case of Nuance and everyone at Nuance, you not only had to sort of be there for each other and stay safe, as you said Mark, but also be there for all the frontline workers at the time of their most acute need. So, I just want to say a thank you, and I’m so excited about this announcement and what is in store for us!

MARK BENJAMIN: Well, that’s great. Well, thank you for that, and I know the entire organization appreciates that because we were definitely all on the front lines, servicing our customers from the industries, from our financial services, to travel, and to certainly healthcare. So, thank you for that.

So, as everyone saw this morning at the announcement, and many of you know, we’ve been working with Microsoft for quite some time. So perhaps not a total surprise to anyone, if not at all a surprise to everyone. And we’ve really enjoyed the partnership, not just for the last 18 months around DAX, of course, but really for many years before that, and we’ve learned so much in this time with our friends at Microsoft, the executive team at Microsoft (Satya’s direct team), myself and the senior team here at Nuance, really over this time have really gotten to know each other quite well and understand our product and portfolio quite well. As the partnership really grew, it became more and more obvious to all of us that the opportunities for Nuance and Microsoft to come together and really accelerate our momentum, solve real industry problems, and really change the way where the future of work in many of the industries we serve really became very exciting.

So, expanding that partnership was really I think the key tenet to what ultimately brought us forward today. We continue to see opportunities about bringing these really, what I would say, two global leaders in our respective areas. Our deep domain expertise in our conversational AI and ambient solutions with obviously the incredible scale and platforms that Microsoft has with their cognitive services and other attributes, that really will help us. And, in fact, you’ve all heard this saying, if you will, or maybe it’s a bit cliché, about 1 plus 1 equals 3. Well, this really feels like a 1 plus 1 could really equal 10, and I can say that now with Satya not thinking that I’m trying to negotiate any longer.

So anyway, it does truly feel like an incredible match, and I know that we all use Microsoft’s products every day and it helps power our own innovation. So, one other important aspect, which you heard Satya and I speak about this morning, is really the trust factor and how we face the markets and we do that in an incredibly similar way — building partnerships and creating ecosystems — all built around trust and all built around our outcomes with our customers and how we measure ourselves, and certainly, the culture that Satya has at Microsoft is very similar to the culture I think we’re all very proud of here at Nuance.

So, it’s really critical to how we lead both companies and together. We think it will be incredibly meaningful to come together. So, I’m very much looking forward to more of that in the coming months and, certainly as you also saw in the release, we have to get to the close. So, before I get to perhaps some of the questions that may be on your mind, I want Satya also to have a chance to address the audience here.

So, let me hand the mic over to Satya for some words.

SATYA NADELLA: Thank you so much Mark, again. It’s really an exciting day for Nuance and exciting day for Microsoft. Mark said to me, “we are both very mission-led companies” and for me everything that we do at Microsoft starts with that sense of purpose, of empowering every person and every organization on the planet to achieve more. And, one of the things that we have been trying to make sure we do is, whenever we enter a new space or whenever we partner, we are always looking to see how is our participation — in that category, in that country, in that community — going to create more economic growth, surplus for people in that country and community.

I believe that in today’s world it’s not just about how we do — it is, how does the world around us do and that sense of purpose, I think, is what really even helps Nuance and Microsoft come together, because all of what you have been able to do, even in the last few years, used to be able to draw that energy from the core mission that Nuance has and how its impact can been felt in a critical industry like Healthcare and beyond. So, I would always say that it’s the mission that brings us together — It’s the ambition to what we can do with technology to empower others — that excites us, right!

I mean when I look at what’s happening with AI – you all of course were pioneers in creating even what is some of the seminal technologies of today around speech recognition. I’ve known Nuance for all my life, it seems, in terms of all of the work that you’ve done; I’ve read the papers that your researchers have written, and to me, going forward, when I think about — some of the large-scale models, impact they will have just as platforms, Mark, I mean, one of the most exciting things is when you take what we’re doing in terms of even building specialized computing infrastructure — unlike anything else, right!

We just even built a massive AI supercomputer to train the GPT-3 open AI models and our Turing models. So the very nature of compute architecture is changing. What we are doing with those new compute powers to build these large-scale models themselves becoming platforms is amazing, and then of course, applying it though. I mean, that to me is one of the things you all have done a fantastic job of — It’s not just the tech, but it’s the application of it and also the human in the loop, right, and ultimately, it’s about being able to think about patients and their doctors and their conversation, and then how to reduce the burden — Those are things that are just very exciting.

We have high ambition on what we can do together, right. I mean, when we talk about ambient intelligence, it is still something that is in the very early innings. I think we have a lot we can do in Healthcare and beyond, and we are very excited about it.

And, I’ll just say the one other thing about Microsoft, which we work on every day, is our culture. I know culture is something that is deeply engraved – it matters to you and your leadership team. To us, we picked up this cultural meme around growth mindset from Carol Dweck at Stanford and it has really been fantastic. In some sense, it’s about really not acting as know it all’s, but to be learnt it all’s — all the time. So, even in the context of when we come together, our goal would be to learn from Nuance — what all you have been able to achieve in your own products, services, and with your customers.

So, I always will approach this, and whenever we have had new teams join Microsoft, it has been about what can you teach us and how can we all collectively get better as a company with a singular purpose of empowering that growth mindset. Or that, even as I have said, it’s confronting our fixed mindset each day in how we meet the unmet, unarticulated needs of our customers or how we really drive the diversity and inclusion inside the company, or how we act like a boundary-less organization. When we even think about where is the AI supercomputer being built and where it’s being applied to Healthcare — who cares about the boundaries — what matters is the outcome. So, that’s sort of the culture we want to build.

I always say mission and culture are the two bookends. If you want to understand Microsoft, listen to sort of what mission and culture our people are talking about, and then, let’s talk about how we can have high ambition for technology and how, in particular, that technology can empower others. So, I couldn’t be more excited. I know I will have many future opportunities to talk, take your questions, but this is a momentous day for us at Microsoft. So again, thank you for choosing to work with us as we move forward and scale and have a massive impact around the world.

MARK BENJAMIN: Well, of course, thank you for all of that Satya. I couldn’t agree more and I think that much of that was music to many of our ears. Certainly, I know we have a couple thousand engineers and scientists that are only now just even more excited to hear you talk about all the capabilities that ultimately we will get the benefit of to drive great outcomes.

So certainly, all of you here at Nuance — I know everyone has lots of questions about really what today means for us, and I think Satya even suggested that we have great ambitions, and I can assure you that this has not happened without the support and great involvement of my senior team — the team that really runs the company every day with me — and they’ve been part of this really since Day One. So, when all of this really started to shape up as really an incredible marriage of two companies, they were all there in the front lines, really understanding the opportunity, and as Satya mentioned, the culture and the mission and the purpose and the values that we share with Microsoft is really incredible. So, I think that was truly exciting.

I also want to assure everyone that today nothing changes. So certainly, the news is quite exciting, but everyone including me will continue to do what we do every day. I’ll continue to run the company as I do, and all of the senior team will do exactly the same. Our expectation is that we are going to continue to run Nuance, certainly for the next several months as we build up to the close. Now, that’s perhaps something you may expect, but also Satya and the team really expect us to run the company even after the close, going forward. So, if your burning question, is well, what about Mark or what about Dan or what about Diana or Rob — we’re all staying along for this incredible ride and we’re part of the future of the combined company.

While I say always in our other town halls, we will always talk about what we know and we’ll talk about those with great confidence, but we also won’t suggest things that we don’t know or aren’t clear. We have many months ahead of us to figure many exciting partnership accelerants out. But just rest assured that we’re going to continue to run the company, we’re going to continue to be in our roles and do the things that we’ve been doing, and I think after that we’ll continue to do that as well and again look for those acceleration points.

So hopefully, that’s met with some enthusiasm, perhaps some relief. I can assure you that Satya and the management team at Microsoft really viewed Nuance not just for it’s great technology, but truly the incredible culture, the management team, and all the talent and the capabilities we have, and that I would say was very prominent the entire time. And Satya is here today talking to all of us and that was really high on Satya’s priority list.

So, I do want to assure you that we remain committed to the mission and the goals and to our purpose. Now, we’re in Q3, so as you all know that I always like to touch on, is that execution rules the day and we have to stay focused on our responsibilities.

So, hopefully to the Sales Team, this news is met positively in the markets you are serving and I believe they will. We have had some customer feedback already that has been incredibly positive, and to really all of our leaders to rally the troops and make sure that Q3 is something we’re focused on. We’re about 12 days into the quarter and as we beat the drum every week, execution, our priorities, and growth are really at the forefront.

So, that for sure will always remain the same, including in many months when we are part of Microsoft, because their performance I think is viewed quite similarly to ours and it’s something we all believe strongly. And so, right now all of you are our priority. We want to make sure that you understand that. Going forward, we’re going to continue to operate as Nuance and after we get across to the close, we’re going to continue to do the same thing with the same leadership team and with all of you.

Unfortunately, where we usually have Q&A, today we can’t do that, but certainly we’ll look forward to doing that. We’ve circulated FAQs around — your management team is available to you, I’m of course, as usual, always available to you. So please just enjoy the moment. It’s an incredible day for Nuance and have a great quarter and I’ll speak to you very soon.

Satya, thank you very much for joining us today and I’m sure I’ll speak to you very soon as well.

Thank you!

SATYA NADELLA: Thank you so much, Mark. Thank you!

Additional Information and Where to Find It

In connection with the transaction, Nuance Communications, Inc. (the “Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investors.nuance.com) or by writing to Nuance Communications, Investor Relations, 1 Wayside Road, Burlington, Massachusetts, 01803.

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on December 17, 2020. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and Nuance, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Nuance’s business and the price of the common stock of Nuance, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Nuance and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Nuance’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Nuance or Microsoft and potential difficulties in Nuance employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Nuance’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us or against Nuance related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Nuance’s operations, product lines, and technology, and (ix) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Nuance’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Nuance file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Nuance assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.